UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 27, 2015 (July 27, 2015)

CALERES, INC.
 (Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Senior Notes due 2023. On July 27, 2015, Caleres, Inc. (the “Company”) entered into an indenture (the “2023 Notes Indenture”) with Wells Fargo Bank, National Association, as trustee, under which the Company issued $200.0 million aggregate principal amount of its 6.250% Senior Notes due 2023 (the “2023 Notes”). The 2023 Notes are guaranteed on a senior unsecured basis by each of the Company's subsidiaries (the “Guarantors”) that is a borrower or guarantor under its existing revolving credit facility (the “Credit Facility”).

The 2023 Notes were sold in private placement transactions, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirements.

The Company used a portion of the net proceeds from the sale of the 2023 Notes to fund the payment of consideration and costs relating to the settlement of its previously announced cash tender offer (the “Tender Offer”) with respect to its outstanding 7 ⅛% Senior Notes due 2019 (the “2019 Notes”). On July 27, 2015, the Company accepted for purchase and payment, and paid, $160,704,000 aggregate principal amount of 2019 Notes that had been validly tendered and not withdrawn prior to July 24, 2015 (or approximately 80.35% of the aggregate principal amount of 2019 Notes outstanding). The Company intends to use the balance of the net proceeds of the 2023 Notes, together with cash on hand, to fund the repurchase, repayment or other discharge of all of the remaining 2019 Notes (either on July 29, 2015 with respect to 2019 Notes validly tendered and subsequently delivered in accordance with the guaranteed delivery procedures or on the redemption date for the 2019 Notes).

The 2023 Notes will mature on August 15, 2023. Interest on the 2023 Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2016.

Prior to August 15, 2018, the Company may redeem some or all of the 2023 Notes at any time, on not less than 30 nor more than 60 days prior notice, in amounts of $2,000 and integral multiples of $1,000, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as of, and accrued and unpaid interest and Additional Interest (as defined in the 2023 Notes Indenture), if any, to the redemption date. “Applicable Premium” means, with respect to any 2023 Note on any redemption date, the greater of: (i) 1.0% of the principal amount of such 2023 Note and, (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such 2023 Note at August 15, 2018 (such redemption price being set forth in the immediately following paragraph) plus (2) all required interest payments due on such 2023 Note through August 15, 2018 (excluding accrued and unpaid interest and Additional Interest, if any, to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate (as defined in the 2023 Notes Indenture) on such redemption date plus 50 basis points over (B) the principal amount of such note.

The Company may redeem some or all of the 2023 Notes at any time on or after August 15, 2018 at redemption prices of 104.688%, 103.125%, and 101.563% of the principal amount thereof if the redemption occurs during the 12-month periods beginning on August 15 of the years 2018, 2019, and 2020, respectively, and at a redemption price of 100% of the principal amount thereof on and after August 15, 2021, in each case plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date.

In addition, prior to August 15, 2018, the Company may redeem up to 40% of the 2023 Notes with the proceeds from certain equity offerings at a redemption price of 106.250% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest and Additional Interest thereon, if any, to, but not including, the redemption date.

If the Company experiences specific kinds of changes of control, it will be required to offer to purchase the 2023 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of repurchase.

The 2023 Notes are senior unsecured obligations of the Company and will rank equally in right of payment with all its existing and future unsecured senior indebtedness. The guarantees of the 2023 Notes are senior unsecured obligations of the Guarantors and will rank equally in right of payment with all the existing and future senior unsecured indebtedness of the Guarantors. The 2023 Notes and the guarantees of the 2023 Notes will be effectively subordinated to the Company's and the Guarantors' existing and future secured indebtedness, including the Company's obligations under the Credit Facility and the Guarantors' guarantees of the Credit Facility.

The 2023 Notes Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional debt; incur liens; pay dividends on their capital stock or repurchase their capital stock; make certain investments; enter into certain types of transactions with affiliates; limit dividends or other payments by their restricted subsidiaries to the Company; use assets as security in other transactions; and sell certain assets or merge with or into other companies. Certain of these covenants will be suspended if the 2023 Notes are assigned an investment grade rating by both S&P and Moody's and no default has occurred and is continuing. If either rating on the 2023 Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated. The covenants are subject to a number of important exceptions and qualifications set forth in the 2023 Notes Indenture.

The 2023 Notes Indenture provides for customary events of default, including failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; certain events of bankruptcy and insolvency; and failure to pay certain judgments. An event of default under the 2023 Notes Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding 2023 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2023 Notes.

The foregoing description of the 2023 Notes and the 2023 Notes Indenture is qualified in its entirety by reference to the 2023 Notes Indenture (including the form of note attached thereto), a copy of which is included as Exhibit 4.1 hereto and incorporated herein by reference.

Registration Rights Agreement. Pursuant to a Registration Rights Agreement dated July 27, 2015 among the Company, the Guarantors and the initial purchasers relating to the 2023 Notes (the “Registration Rights Agreement”), the Company and the Guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the 2023 Notes for other freely tradable notes issued by the Company and that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the 2023 Notes. The Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resales of the 2023 Notes. Pursuant to the Registration Rights Agreement, the Company will be obligated to pay additional interest on the 2023 Notes in certain instances, including if it does not complete the related exchange offer within 30 business days after the effectiveness target date for the registration statement, which is 210 days after July 27, 2015.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under “Senior Notes due 2023” in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On July 27, 2015, the Company issued a press release announcing the expiration and results of the Tender Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 27, 2015, the Company issued a press release announcing the closing of its offering of the 2023 Notes in a private placement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

See Exhibit Index.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: July 27, 2015	By: /s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture for the 6.250% Senior Notes due 2023, dated July 27, 2015 among Caleres, Inc., the subsidiary guarantors set forth therein, and Wells Fargo Bank, National Association, as trustee
4.2	Form of 6.250% Senior Notes due 2023 (included in Exhibit 4.1)
10.1
Registration Rights Agreement for the 6.250% Senior Notes due 2023 dated as of July 27, 2015, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers set forth therein

99.1	Press Release, dated July 27, 2015, announcing the expiration and results of the Company’s tender offer for its 7 ⅛% Senior Notes due 2019
99.2	Press Release, dated July 27, 2015, announcing the closing of the Company’s offering of its 6.250% Senior Notes due 2023